Letter of Agreement


This LOA confirms the terms of Wizzard Software Corporation's (WIZD) agreement with Speech Systems, Inc. (SSYI), and Dr. Alan Costilo (Costilo).

1. WIZD will acquire 100% of the outstanding shares (500,000) of SSYI in a one for one stock exchange basis. The total amount of shares exchanged will
not exceed 500,000.   SSYI will deliver all outstanding shares of SSYI
promptly upon payment of the $5,000 specified in paragraph 3 hereof, free and clear of any claims, conditions, liens and encumbrances, known and unknown, of any nature whatsoever. SSYI and Costilo represent and warrant that (a) the assets of SSYI consist solely of all right, title and interest, copyrights, patents, trademarks, trade secrets, and other legal protections registered, granted or applied for, free and clear of any claims, conditions, liens and encumbrances, known and unknown, of any nature whatsoever of the Active X Voice Tools including, without limitation, all source code, object code, graphics, packaging, etc., reasonably necessary to build the final release version and it's components, make revisions and modifications, and provide all levels of technical support (the "Assets"), (b) SSYI has no liabilities of any kind (accrued, absolute, contingent or otherwise) which could adversely affect WIZD or the Assets, (c) the Assets are and will be upon transfer of the shares contemplated hereby free and clear of all claims, conditions, liens and encumbrances, known or unknown, of any nature whatsoever, (d) they have the unrestricted right to enter into the transactions contemplated hereby, (e) the use, performance or sale of products or services incorporating or in connection with the Assets does not violate or infringe on any intellectual property right or other right of any person or entity, and (f) neither SSYI nor Costilo has otherwise infringed any intellectual property right or other right of any person or entity. SSYI and Costilo agree that this representation and warranty shall survive indefinitely. WIZD IS NOT ASSUMING ANY OBLIGATIONS OR LIABILITIES OF, OR LITIGATION OR CLAIMS AGAINST, SSYI OR COSTILO OF ANY NATURE WHATSOEVER. (g): Both parties will indemnify and hold Wizzard harmless from and against any and all liabilities of SSYI of any type or nature whatsoever that were incurred or arose prior to the date hereof.

2. Additionally, Dr. Alan Costilo, President of SSYI, agrees to provide consultant services to WIZD. Costilo will perform the task of liaison to the software industry with a specific focus to build relationships within the speech recognition industry, it's associated telecommunications counterparts, develop OEM relationships, help craft and develop custom software opportunities, and create development project teams all for the benefit of WIZD. To begin this process WIZD will pay Costilo, as an advance against the completion of the transactions contemplated hereby, $5,000 upon signing of this agreement. Costilo will receive an additional payment of $15,000, as an advance against the completion of the transactions contemplated hereby, once $15,000 in gross revenues has been generated by the sale of SSYI's ActiveX Voice Tools by WIZD to it's customers or once WIZD hits $1,000,000 in gross revenue through any means in any fiscal year. If the Voice Tools are not delivered on or prior to July1, 2001, all amounts advanced by WIZD shall be promptly refunded.

3. At the request of WIZD, Costilo will serve on the Board of Directors of WIZD for a period of 2 years.


4. If WIZD were to make a general assignment for the benefit of creditors, suffer the attachment or other judicial seizure of all or a substantial portion of its assets, admit in writing its inability to pay its debts, or cease and desist operations, WIZD agrees to return the rights to SSYI's ActiveX Voice Tools to SSYI within 20 days upon receiving such a request in writing from a majority of SSYI shareholders. In return, SSYI must return 250,000 shares of stock issued to SSYI and it's shareholders pursuant to this agreement. If the shareholders of SSYI are unable to return all 250,000 shares within 19 business days of requesting the return of SSYI's ActiveX Voice Tools, WIZD retains all ownership rights to SSYI's ActiveX Voice Tools indefinitely.


Wizzard Software Corporation

By/s/Chris Spencer

Its: President

Date: 5/22/01


Speech Systems, Inc.

By/s/Alan Costilo

Its: President

Date: 5/22/01


Dr. Alan Costilo (individually)

/s/Alan Costilo

Date: 5/22/01

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                SPEECH SYSTEMS, INC. SHAREHOLDERS

                                Birth
  Name                 shares   Date     SS#               Address

Sean McBride           20,000   6/5/76  ###-##-#### 3970 Coco Plum Circle
                                                    Coconut Creek, FL 33063

Paul Cooper            15,000   8/12/53 ###-##-#### 3557 Lakeview Drive
                                                    Delray Beach, FL 33445

Ori Pessach             5,000   1/15/69 ###-##-#### 625 S. 26th Street
                                                    Philadelphia, PA 19146

Andy Apter             11,000   6/27/52 ###-##-#### 5287 NW 5th St.
                                                    Delray Beach, FL 33445

Chris Mattera          11,000  10/24/62 ###-##-#### 74 NW 21st place
                                                    Coral Springs, FL 33070

Ross Dumont             5,000    7/7/53 ###-##-#### 1176 Willard Road
                                                    Huntington Valley, PA
                                                    19006

Jack Land               5,000    1/5/44 ###-##-#### 2469 Croydon Court
                                                    Bensalem, PA 19020

Steve Pastor           10,000   10/5/53 ###-##-#### Suite #202
                                                    One Woodhaven Mall
                                                    Bensalem, PA 19020-5698

Johan de Muinck Keizer 10,000   4/21/52 ###-##-#### Apt. 9A
                                                    150 W. 55th Street
                                                    New York, NY 10019

Seymour Costilo         5,000    8/5/19 ###-##-#### 4875 A. Finchwood Lane
                                                    Boynton Beach, FL 33436

                                              Total Awarded Shares  97,000

Alan Costilo          403,000   2/22/50 ###-##-#### 3557 Lakeview Drive
                                                    Delray Beach, FL 33445

                                        500,000
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